AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of November 28, 2008 is entered into by and between Wizzard Software Corporation, a Colorado corporation (the “Company”), Enable Growth Partners LP (“Enable Growth”), Enable Opportunity Partners LP (“Enable Opportunity”), Pierce Diversified Strategy Master Fund LLC, ena (“Pierce”) and Canada Pension Plan Investment Board, who collectively are all of the purchasers signatory to the Purchase Agreement (collectively, the “Holders”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement dated June 29, 2007 (the “Purchase Agreement”) pursuant to which the Company issued to the Holders shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase Common Stock (the “Warrants”);

WHEREAS, the Company has requested that the Holders agree to certain waivers and amendments under the Transaction Documents, and the Holders have agreed to such request, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

New Indebtedness. The Holders hereby agree that the Company may issue new debt of up to $1,100,000 principal amount, in the aggregate, which shall bear interest at the rate of 11% per annum and mature no later than January 1, 2010 (the “New Debt” and such waiver, the “Waiver”). The New Debt may be secured solely by the assets of Interim Healthcare of Wyoming, Inc., a Wyoming corporation (the “Guarantor”) as set defined in Schedule 1 attached hereto and no other liens may be incurred by the Company or any other Subsidiary (except the Guarantor) in connection therewith.

2.

Waiver of Anti-Dilution of Warrants. The Holders hereby agree to a one-time waiver of any adjustment of the Exercise Price pursuant to Section 2(b)

of the Warrants solely in connection with any adjustment to the Exercise Price as a result of this Agreement.

3.

Dividends.  In consideration for the Waiver and in lieu of the accrued and unpaid dividends as of November 30, 2008 set forth on Schedule 2 due to all of the Holders under the Preferred Stock as of the date hereof (the “Unpaid Dividends”), the Company hereby agrees to issue to the Holders the number of shares of unrestricted Common Stock set forth on Schedule 2 pursuant to Section 3(a)(iii) of the Certificate of Designation (the “New Shares”) and such New Shares shall be, as of the date hereof, included on the effective registration statement filed with the Commission file No. 333-144886. On or prior to the execution of this Agreement, the Company shall deliver to the Holder, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate for New Shares to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission. The New Shares shall bear no restriction on resale and each Holder hereby covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of the New Shares. Additionally, as of the date hereof and for all Dividend Payment Dates after the date hereof until such time that the Preferred Stock is no longer outstanding, each Holders hereby irrevocably waives all dividends payable pursuant to Section 3 of the Certificate of Designation.

4.

Conversion Shares.  In consideration of the Waiver, from the date hereof until the earlier of such time that Preferred Stock is no longer outstanding or the date that the Required Amendment (as defined below) is effective, for each $1,000 of Preferred Stock converted into shares of Common Stock, the Company shall issue to each Holder an additional number of shares of Common Stock, in addition to the Conversion Shares issuable pursuant to the Certificate of Designation and with the time parameters established therein for the Conversion Shares, equal to the difference obtained by subtracting [A/B] – [A/C] where:

A =

$1,000 of Stated Value;

B =

$1.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement; and

C =

the then Conversion Price (as defined in the Certificate of Designation),

(such shares, the “Supplemental Conversion Shares”). Immediately after the date hereof, the Company shall use best efforts to amend Section 6(b) of the Certificate of Designation such that the Conversion Price shall be equal to $1.00 per share, subject to adjustment therein (such amendment, the “Required Amendment”) and, no later than 5 pm (NY time) on the same Trading Day as the Required Amendment shall have been filed by the Company with the Secretary of State of Colorado, the Company shall provide evidence of such filing of the Required Amendment to each Holder. Immediately upon the effectiveness of the Required Amendment, the Company shall no longer be obligated to issue the Supplemental Conversion Shares pursuant to this Section 4. The Supplemental Conversion Shares and any additional Conversion Shares issuable as a result of the reduced Conversion Price and the effectiveness of the Required Amendment (the “Additional Conversion Shares”) shall be Registrable Securities (as defined in the Registration Rights Agreement); provided, however, as a result of the changes made to Rule 144 promulgated under the Securities Act which were effective as of February 15, 2008, each undersigned Holder  hereby acknowledges and agrees that the Company’s obligations pursuant to the Registration Rights Agreement to register for resale the Supplemental Conversion Shares and the Additional Conversion Shares shall be suspended so long as (a) the Company is in compliance with the current public information requirement under Rule 144 and (b) the Holders may sell the Supplemental Conversion Shares and the Additional Conversion Shares without any restriction or limitation under Rule 144 as of the date of issuance. In connection with the foregoing, the Company hereby covenants and agrees that at any time during the period commencing on the date hereof and ending at such time that all of the Supplemental Conversion Shares and the Additional Conversion Shares can be sold without the requirement that adequate public information with respect to the Company be available as set forth in Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c)(1) and such failure exceeds the extension period afforded to the Company under Rule 12b-25 of the Exchange Act to file a report that is not filed within the time period prescribed for such report, provided the Company timely files a Form 12b-25 with the Commission (any such failure being referred to as a “Public Information Failure” and the Business Day immediately following the extension period afforded by Rule 12b-25 being referred to as the “Public Information Failure Date”), then, as partial relief for the damages to the Holders by reason of any such delay in or reduction of its ability to sell the

Supplemental Conversion Shares or the Additional Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate purchase price paid by such holder under each of the Purchase Agreement for any Securities then held by such holder on the Public Information Failure Date and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (y) the date such Public Information Failure is cured and (z) such date that the public information requirement set forth in Rule 144(c)(1) is no longer required pursuant to Rule 144.  The foregoing payments to which a holder shall be entitled are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The Company hereby agrees to cause its legal counsel to issue a legal opinion to the undersigned Holders and the Transfer Agent that the Supplemental Conversion Shares and the Additional Conversion Shares may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations as of the date hereof and that certificates representing the Supplemental Conversion Shares and the Additional Conversion Shares issuable upon conversion of the Preferred Stock may be issued without a restrictive legend as required pursuant to Section 4.1 of the Purchase Agreement.

5.

Additional Listing Application for the Supplemental Conversion Shares and Additional Conversion Shares. The Company and each of the Holders hereby agree that the Company shall use best efforts, as soon as reasonably practicable following the date hereof (but not later than the fifth business day following the date hereof) to list or quote all of the Supplemental Conversion Shares and the Additional Conversion Shares, on such Trading Market in addition to the shares of Common Stock already listed or quoted prior to the date hereof and, prior to the 30th calendar day following the date hereof, each Holder agrees not to pursue any claim against the Company, to the extent, but only to the extent that such claim, is attributable to a delay in the issuance of the Supplemental Conversion Shares and the Additional Conversion Shares which delay is beyond the control of the Company.

6.

Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  Except as indicated in Schedule 3, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)

Equal Consideration.  Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d)

Issuance of New Shares. The New Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Shares.

(e)

Survival and Bring Down.  All of the Company’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement, continues to be true, accurate and complete in all material respects as of the date hereof (except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

7.

Representations and Warranties of the Holders.  Each Holder hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

8.

Public Disclosure.  On or before 5:30 pm (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

9.

Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail. The New Shares issued pursuant to this Agreement shall be deemed “Securities” under the Transaction Documents.

10.

Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

11.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

13.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.

Fees and Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

15.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

16.

Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

17.

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18.

Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be other subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and similar transactions of the Common Stock that occur after the date of this Agreement.

19.

Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

20.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

21.

Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WIZZARD SOFTWARE CORPORATION

By: /s/ Chris Spencer
Name: Chris Spencer

Title: President

INTERIM HEALTHCARE OF WYOMING, INC.

By: /s/ Chris Spencer
Name: Chris Spencer

 Title:  President

********************

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDERS FOLLOW]

[HOLDER’S SIGNATURE PAGE TO WZE AMENDMENT AND WAIVER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Enable Growth Partners LP

Signature of Authorized Signatory of Holder: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: President & CIO

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO WZE AMENDMENT AND WAIVER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Enable Opportunity Partners LP

Signature of Authorized Signatory of Holder: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: President & CIO

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO WZE AMENDMENT AND WAIVER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Pierce Diversified Strategy Master Fund LLC, ena

Signature of Authorized Signatory of Holder: /s/ Brendan O’Neil

Name of Authorized Signatory: Brendan O’Neil

Title of Authorized Signatory: President and CIO

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO WZE AMENDMENT AND WAIVER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Canada Pension Plan Investment Board

Signature of Authorized Signatory of Holder: /s/

Name of Authorized Signatory: Ed Cass

Title of Authorized Signatory:  Vice President, Global Capital Markets

[SIGNATURE PAGES CONTINUE]

SCHEDULE 1

DESCRIPTION OF COLLATERAL

Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.  “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

“Collateral” means all of the following property of Interim Healthcare of Wyoming, Inc., a Wyoming corporation (the “Guarantor”):

1.

All now owned and hereafter acquired right, title and interest of the Guarantor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

a.

Accounts. All now owned and hereafter acquired right, title and interest of Guarantor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures);

Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Guarantor, as well as agreements or property securing or relating to any of the items referred to above;

b.

Goods:  All now owned and hereafter acquired right, title and interest of Guarantor in, to and in respect of goods, including, but not limited to:

i.

All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Guarantor’s business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to any Guarantor by its customers or repossessed by any Guarantor and all of Guarantor’s right, title and interest in and to the foregoing (including all of a Guarantor’s rights as a seller of goods);

ii.

All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Guarantor’s rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

c.

Property:  All now owned and hereafter acquired right, title and interests of Guarantor in, to and in respect of any other personal property in or upon which a Guarantor has or may hereafter have a security interest, lien or right of setoff;

d.

Books and Records:  All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Guarantor, any computer service bureau or other third party; and

e.

Products and Proceeds:  All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

2.

All now owned and hereafter acquired right, title and interest of Guarantor in, to and in respect of the following:

a.

all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Guarantor, in any subsidiary of the Guarantor which is not a subsidiary of the Guarantor on the date hereof, the certificates representing such additional shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

b.

all security entitlements of Guarantor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Guarantor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

3.

All now owned and hereinafter acquired right, title and interest of Debtor in, to and in respect of the following:

a.

the shares of stock of the Guarantor, which the Debtor represents equal 100% of the equity ownership interest in the Guarantor, the certificates representing such shares together with an executed stock power, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

Schedule 2

Investor Name	Original Number of Shares of Preferred	Number of Shares of Preferred Stock as of November 28, 2008	Dividend Amount as of November 30, 2008	Number of Shares of Common Stock ($0.702)
Enable Growth Partners LP	4250	4109	$119,845.83	170,720
Enable Opportunity Partners LP	500	483	$14,087.50	20,067
Pierce Diversified Strategy Master Fund LLC, ena	250	241	$7,029.17	10,013
Canada Pension Plan Investment Board	2500	1250	$36,458.33	51,934
Total	7500	6083	$177,420.83	252,734

SCHEDULE 3

The reduction in the Conversion Price of the Preferred Stock pursuant to this Agreement will trigger the right to adjust the conversion price of certain Convertible Notes, Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants issued to three investors in 2006. The Convertible Notes, Class A Common Stock Purchase Warrants and Class B Purchase Warrants were filed as exhibits to the Company’s Registration Statement on Form SB-2 on December 22, 2006 (SEC File No. 333-139643).